EXHIBIT 3.4

BYLAWS

OF

BT BRANDS, INC.

ARTICLE 1

NAME, SEAL AND OFFICES

1.1. NAME. The name of this corporation is BT Brands, Inc. (the “Company”), continued as a Wyoming corporation pursuant to Wyoming Statutes §§ 17-16-1810 et seq. and governed by the Wyoming Business Company Act (the “Act”).

1.2. SEAL. The Company shall not be required to obtain a corporate seal. The seal, if any, of this Company shall be circular in form and shall have inscribed thereon the name of the Company and the words, “Corporate Seal, Wyoming”. The board of directors of the Company (the “Board”) may change the form of the seal (if any) or the inscription thereon at its pleasure.

1.3. OFFICES. The registered office of the Company in the State of Wyoming shall be as set forth in the Articles of Incorporation of the Company, as it may be amended, restated, supplemented and otherwise modified from time to time (the “Articles of Incorporation”), and the name of the Company’s registered agent at such address is as set forth in the Articles of Incorporation. The registered office and registered agent of the Company may be changed from time to time by the Board in the manner provided by applicable law. The Company may have such other offices, as the Board may from time to time appoint, as the purposes of the Company may require.

1.4. BOOKS AND RECORDS. Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE 2

SHAREHOLDERS

2.1. ANNUAL MEETING. Unless directors are elected by written consent in lieu of an annual meeting as permitted by § 17-16-704 and these Bylaws, the Company shall hold a meeting of shareholders annually on such date and at such time and in such place, if any, either within or outside of the State of Wyoming, as may be fixed by resolution of the Board. The Board may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board.

2.2. SPECIAL MEETINGS.

(a) Subject to the rights of the holders of preferred stock, if any, special meetings of the shareholders may be called only by the affirmative vote of a majority of the Board, by the chairman of the board, if any, or the chief executive officer, if any, or, the president. The Board shall fix the date, time and place, if any, of such special meeting. Subject to the rights of holders of any series of preferred stock of the Corporation (“Preferred Stock”), the stockholders of the Corporation shall not have the power to call or request a special meeting of stockholders of the Corporation. The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board.

(b) No business shall be acted upon at a special meeting of shareholders except as set forth in the notice of the meeting.

2.3. PLACE OF MEETING. The Board may designate any place, either within or outside the State of Wyoming, as the place of meeting for any annual meeting or for any special meeting. If no designation of place is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Company. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held by means of remote communication, provided that the Board offers an alternative means of participation for those stockholders unable to participate by remote communication.

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2.4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called, shall be given to each shareholder of record having voting power with respect to the business to be transacted at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the Board. If mailed, such notice shall be deemed to be delivered when deposited in the mail in a sealed envelope addressed to the Shareholder at his address as it appears on the records of the Company, with postage thereon prepaid. Without limiting the manner by which notice otherwise may be given effectively to shareholders, notice of meetings may be given to shareholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any shareholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the shareholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

2.5. PURPOSE. No matter which is not within the purpose or purposes specifically described in the notice of a special meeting shall be conducted at the meeting, nor shall any action be taken by the shareholders on any other matter unless it is specifically described as a purpose in the notice for the special meeting. Notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

2.6. FIXING OF RECORD DATE. The Board may fix in advance a date, not exceeding sixty (60) and not less than ten (10) calendar days prior to the date of any meeting of shareholders, or to the date for the payment of any dividend or for the allotment of rights, or to the date when any exchange or reclassification of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting, or shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect of any exchange or reclassification of shares; and the shareholders of record on such date shall be the shareholders entitled to notice of and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights in the event of an exchange or reclassification of shares, as the case may be. If the transfer books are not closed and no record date is fixed by the Board, the date on which notice of the meeting is mailed shall be deemed to be the record date for the determination of shareholders entitled to vote at such meeting. Transferees of shares which are transferred after the record date shall not be entitled to notice of or to vote at such meeting. Only shareholders on the record date fixed by this Section 2.6 are entitled to notice of and permitted to vote or to demand a special meeting or to take any other action, notwithstanding any transfer of any shares on the books of the Company after any such record date.

Notwithstanding the foregoing, in order that the Company may determine the shareholders entitled to receive payment of any share dividend or other distribution from the Company or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

In order to determine the shareholders entitled to vote and take action without a meeting of the shareholders, as provided in Section 2.14 of these Bylaws, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than twenty (20) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting: (1) when no prior action by the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent, setting forth the action taken or proposed to be taken is delivered to the Company in the manner required by Section 2.14, was signed by any shareholder, and (2) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action. Notwithstanding anything to the contrary herein, no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest date on which a consent delivered to the Company as required by this Section was signed, written consents signed by sufficient shareholders to take the action have been delivered to the Company.

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2.7. VOTING LISTS. The officer or agent having charge of the transfer book for shares of the Company shall prepare, not less than two (2) days after notice of the meeting is given for which the list was prepared, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the principal office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept at the Company’s principal office, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

2.8. QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares are present in person or by proxy with respect to that matter. Unless the Articles of Incorporation or the Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. In the absence of a quorum at any meeting, a majority of the shares so represented may adjourn the meeting for a period not to exceed thirty (30) days at any one adjournment without further notice. At such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting, and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

If different quorums are required for different purposes at a meeting, the absence of a quorum on one purpose shall not affect the ability of the shareholders at the meeting to act on other purposes where a quorum is present.

2.9. MANNER OF ACTING. At any shareholder meeting at which a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote as a separate voting group shall be the act of the shareholders.

2.10. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy execute in writing, either manually or by facsimile, by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Company not less than forty-eight (48) hours before the time of the meeting, unless the Board fixes a different time by which proxies must be filed. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the Acting Secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his or her proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Appointments of proxies shall be in such form as shall be required by the Board and as set forth in the notice of meeting and/or proxy or information statement concerning such meeting. The proxies named in the Company’s proxy statement shall have discretionary authority to vote at all meetings of shareholders as provided in Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as that rule is currently in effect or as it subsequently may be amended or superseded.

2.11. VOTING OF SHARES. Each outstanding share of common stock shall be entitled to one (1) vote upon each matter to which they are entitled to vote submitted to a vote at a meeting of shareholders.

2.12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Treasury shares of its own stock held by the Company shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

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Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

2.13. VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

2.14. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted by the Act to be taken at a shareholders’ meeting may be taken without a meeting, and without prior notice, as allowed under the Act. The action shall be evidenced by one (1) or more written consents bearing the date of signature and describing the action taken, signed by the holders of the requisite number of shares entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. To the extent required by the Act, if action is taken by less than unanimous written consent of the voting shareholders, the Company shall give its non-consenting voting shareholders written notice of the action not more than ten (10) days after written consents sufficient to take the action have been delivered to the Company. The notice shall reasonably describe the action taken and contain or be accompanied by the same material that, under any provision of the Act, would have been required to be sent to voting shareholders in a notice of a meeting at which the action would have been submitted to the shareholders for action. Such notice requirement shall not delay the effectiveness of action taken by written consent, and a failure to comply with such notice requirements shall not invalidate actions taken by written consent.

2.15. PARTICIPATION BY ELECTRONIC MEANS. The shareholders may participate in any meeting of shareholders by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

2.16. RECORD DATE. The Board may fix in advance a date, not exceeding sixty (60) and not less than ten (10) calendar days prior to the date of any meeting of shareholders, or to the date for the payment of any dividend or for the allotment of rights, or to exercise rights in respect of any exchange or reclassification of shares; and the shareholders of record on such date shall be the shareholders entitled to notice of and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights in the event of an exchange or reclassification of shares, as the case may be. If the transfer books are not closed and no record date is fixed by the Board, the date on which notice of the meeting is mailed (which shall not exceed sixty (60) or be less than ten (10) calendar days prior to the meeting) shall be deemed to be the record date for the determination of shareholders entitled to vote at such meeting. Transferees of shares which are transferred after the record date fixed by this Section 2.16 are entitled to notice of and permitted to vote or to demand a special meeting or to take any other action, notwithstanding any transfer of any shares on the books of the Company after any such record date.

2.17. SHAREHOLDER LISTS. Access to the list of shareholders shall be restricted to a period beginning two (2) business days after the date of the notice of the shareholders’ meeting for which the list was prepared and continuing through the meeting, or ten (10) business days before the date of the meeting, whichever is less. Copying of the list of shareholders may be made by such persons and subject to the requirements set forth in the Act. The Board may take such steps it deems reasonable or necessary to prevent the use of its shareholder lists for purposes not related to issues under consideration at a shareholder meeting.

2.18. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or any committee thereof or (C) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures and other requirements set forth in these Bylaws and applicable law. Section 2.08(a)(i)(C) of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of the stockholders.

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(ii) For any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.08(a)(i)(C) of these Bylaws, (A) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (B) such other business must otherwise be a proper matter for stockholder action under the WBCA and (C) the record stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by these Bylaws. To be timely, a stockholder’s notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that subject to the following sentence, in the event that the date of the annual meeting is scheduled for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment, recess or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.08(a)(ii) or Section 2.08(b)) to the Secretary of the Corporation must:

(A) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such stockholder’s Stockholder Associated Person (as defined in Section 2.08(c)(2)), if any, (ii)(A) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder or by any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) a complete and accurate description of any agreement, arrangement or understanding between or among such stockholder and such stockholder’s Stockholder Associated Person and any other person or persons in connection with such stockholder’s director nomination and the name and address of any other person(s) or entity or entities known to the stockholder to support such nomination, (D) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote, directly or indirectly, any shares of any security of the Corporation, (E) any short interest in any security of the Corporation held by such stockholder or any Stockholder Associated Person (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or by any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (H) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to receive based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information shall be supplemented by such stockholder and any Stockholder Associated Person, if any, not later than ten days after the record date for determining the stockholders entitled to vote at the meeting to disclose such ownership as of the record date; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting), (iii) any other information relating to such stockholder and any Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and (v) a representation as to whether or not such stockholder or any Stockholder Associated Person will deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding stock required to approve or adopt the proposal or, in the case of a nomination or nominations, at least the percentage of the voting power of the Corporation’s outstanding stock reasonably believed by the stockholder or Stockholder Associated Person, as the case may be, to be sufficient to elect such nominee or nominees (such representation, a “Solicitation Statement”).

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(B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and Stockholder Associated Person, if any, in such business and (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (iii) a complete and accurate description of all agreements, arrangements and understandings between or among such stockholder and such stockholder’s Stockholder Associated Person, if any, and the name and address of any other person(s) or entity or entities in connection with the proposal of such business by such stockholder;

(C) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and Stockholder Associated Person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”) if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(D) with respect to each nominee for election or reelection to the Board, include (i) a completed and signed questionnaire, representation and agreement in a form provided by the Corporation, which form the stockholder must request from the Secretary of the Corporation in writing with no less than 7 days advance notice, and (ii) a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) if elected as a director of the Corporation, intends to serve a full term, and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

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(iii) A stockholder providing notice of a nomination or proposal of other business to be brought before a meeting shall further update and supplement such notice so that the information provided or required to be provided in such notice shall be true and correct (a) as of the record date for the meeting and (b) as of the date that is ten business days prior to the meeting or any adjournment, recess, cancellation, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, recess or postponement thereof)).

(b) Special Meetings of Stockholders.

(i) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to a notice of meeting (A) by or at the direction of the Board or any committee thereof or (B) if the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in these Bylaws and applicable law. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board, any stockholder of record among such requesting stockholders may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers notice with the information required by Section 2.09(a)(i)(C) of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.9(a)(i)(C) of these Bylaws). Such notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment, recess or postponement or the announcement thereof of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in these Bylaws and applicable law shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as has been brought before the meeting in accordance with the procedures set forth in these Bylaws and applicable law. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the Chairman of the Meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and applicable law and, if any proposed nomination or business is not in compliance with these Bylaws and applicable law, to declare that such defective proposal or nomination shall be disregarded.

(ii) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, the Associated Press, or any other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, and “Stockholder Associated Person” shall mean, for any stockholder, (A) any person or entity controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or (C) any person or entity controlling, controlled by or under common control with any person or entity referred to in the preceding clauses (a) or (b).

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(iii) Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.09(a) or Section 2.09(b) of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock if and to the extent provided for under applicable law, the Certificate of Incorporation or these Bylaws.

(iv) Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 2.09 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

ARTICLE 3

DIRECTORS

3.1. GENERAL POWERS. The business and affairs of the Company shall be managed by the Board, including without limitation oversight of the Company’s business performance and plans; major risks to which the Company is or may be exposed; the performance and compensation of the chief executive officer; policies and practices to foster the Company’s compliance with law and ethical conduct; preparation of the Company’s financial statements; the effectiveness of the Company’s internal controls; arrangements for providing adequate and timely information to Directors; and the composition of the Board and its committees, taking into account the role of independent Directors.

3.2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors shall be a variable range of at least one (1) Director but not more than twelve (12) Directors, with the number of Directors fixed or changed within the minimum and maximum numbers of the range from time to time by resolution of the Board. Each Director shall hold office until the next annual meeting of shareholders or until his or her successor shall have been elected and qualified. Directors shall be natural persons, eighteen (18) years of age or older, but need not be residents of Wyoming or shareholders of the Company.

3.3. REGULAR MEETINGS. A regular meeting of the Board shall be held without other notice than these Bylaws, immediately after, and at the same place as, the annual meeting of shareholders for the purpose of organization, election of corporate officers, election or appointment of other officers, agents or employees and for any other proper business. The Board may provide, by resolution, the time and place, either within or outside the State of Wyoming, for the holding of additional regular meetings without other notice than such resolution.

3.4. SPECIAL MEETINGS. Special meetings of the Board may be called by or at the request of the President or the Chairman of the Board. The person authorized to call special meetings of the Board may fix any place, either within or without the State of Wyoming, as the place for holding any special meeting of the Board so called.

3.5. NOTICE. Notice of any special meeting shall be given at least twenty-four (24) hours previously thereto by written notice delivered personally or by mail, facsimile or electronic transmission (as defined in Section 2.4 of these Bylaws) to each Director at his or her business address. If mailed, such notice shall be deemed to be delivered when deposited in the mail in a sealed envelope so addressed, with postage thereon prepaid. If notice is given by facsimile or electronic transmission, such notice shall be deemed to be delivered when the transmitting device confirms the transmission. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

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3.6. QUORUM. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, provided, that if less than a majority of the Directors are present at said meeting, a majority of the Directors present may adjourn the meeting for a period not to exceed thirty (30) days without further notice.

3.7. MANNER OF ACTING. Except as otherwise required by law or by the Articles of Incorporation, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

3.8. COMPENSATION. Directors as such shall not receive any stated salaries for their services, but by resolution of the Board, a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor or from receiving compensation for any extraordinary or unusual services as a Director.

3.9. ACTION BY DIRECTORS WITHOUT MEETING. Any action required to be taken at a meeting of the Board may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the Directors and included in the minutes or filed with the corporate records reflecting the action taken. Actions taken by written unanimous consent are effective when the last Director signs the consent, unless the consent specifies a different effective date. Such consent shall have the same force and effect as a unanimous vote of the Directors.

3.10. PARTICIPATION BY ELECTRONIC MEANS. Any members of the Board or any committee designated by such Board may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

3.11. VACANCIES. Subject to applicable law and the rights of the holders of any class or series of Preferred Stock then outstanding, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, resignation, disqualification or removal of any director or from any other cause shall, unless otherwise required by law or by resolution of the Board, be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the shareholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his predecessor. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

3.12. RESIGNATION. Any Director of the Company may resign at any time by giving written notice to the President or the Secretary of the Company. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned or a majority of the shareholders, shall have power to fill such vacancy or vacancies, the results of the vote thereon to take effect when such resignation or resignations shall become effective.

3.13. REMOVAL OF DIRECTORS. At a special meeting called expressly for the purpose of removal of Directors, the shareholders entitled to vote for a Director may remove such Director, with or without cause, by a vote of the holders of 66⅔% of the shares then entitled to vote for such Director. The notice for any special meeting at which it is proposed that a Director be removed must specifically state that such is the purpose of the meeting.

3.14. PRESUMPTION OF ASSENT. A Director of the Company who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

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ARTICLE 4

COMMITTEES

4.1. DESIGNATION AND AUTHORITY. The Board may adopt a resolution designating from among its members an Executive Committee and one or more other committees each of which, to the extent provided in the resolution, shall have all the authority of the Board; except no committee shall have the authority of the Board in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the Company otherwise than in the usual and regular course of its business, or recommending to the shareholders a voluntary dissolution of the Company or a revocation thereof. Unless specifically authorized by the Board, a committee may not authorize or approve distributions except according to a formula or method, or within limits, prescribed by the Board; approve or propose to shareholders action that the Act requires to be approved by shareholders; fill vacancies on the Board or on any of its committees; or adopt, amend or repeal these Bylaws. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.

4.2. COMPENSATION. The members of any committee shall not receive any stated salary for their services as such, but by resolution of the Board a fixed reasonable sum or expenses of attendance, if any, or both, may be allowed for attendance at each regular or special meeting of such committee. The Board shall have power in its discretion to contract for and to pay to any member of any committee, rendering usual or exceptional services to the Company, special compensation appropriate to the value of such services.

ARTICLE 5

OFFICERS

5.1. OFFICERS. The officers of the Company shall be a President and a Secretary. The Company may also have, at the discretion of the Board, a Chairperson of the Board, a Chief Executive Officer, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person.

5.2. APPOINTMENT OF OFFICERS. The Board shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.

5.3. SUBORDINATE OFFICERS. The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Company may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4. REMOVAL AND RESIGNATION OF OFFICERS. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

5.5. VACANCIES IN OFFICES. Any vacancy occurring in any office of the Company shall be filled by the Board.

5.6. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. Unless otherwise directed by the Board, the President or any other person authorized by the Board or the President is authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all shares of any other corporation or corporations standing in the name of the Company. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

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5.7. AUTHORITY AND DUTIES OF OFFICERS. Except as otherwise provided in these Bylaws, the officers of the Company shall have such powers and duties in the management of the Company as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

5.8. SALARIES. The salaries of the executive officers shall be fixed from time to time by the Board and no Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Company. The salaries of the assistant officers shall be fixed by the Chief Executive Officer.

ARTICLE 6

CONTRACTS, LOANS, CHECKS AND DEPOSITS

6.1. CONTRACTS. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

6.2. LOANS. No loans shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances. The Board may from time to time: (a) borrow money upon the credit of the Company in such amount and upon such terms as they think proper; (b) hypothecate, pledge or mortgage die real and personal property of the Company; (c) provide security for any loan to the Company; (d) sign bills, notes, contracts and other evidences of, security for, money borrowed or to be borrowed; and (e) authorize one or more directors or officers of the Company, with or without substitution, to execute any or all documents necessary for the above purposes.

6.3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company, shall be signed by such officer or officers, agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Board.

6.4. DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board may select.

ARTICLE 7

CERTIFICATES FOR SHARES AND THEIR TRANSFER

7.1. REGULATION. The Board may make rules and regulations as it deems appropriate concerning the issuance, transfer and registration of shares of the Company, including the appointment of transfer agents and registrars. In addition, the Board may determine that shares of the Company need not be evidenced by certificates. In such case, the Company shall, within a reasonable time after the issue or transfer of uncertificated shares, send the shareholder a written statement of the information set forth below in Section 7.2.

7.2. CERTIFICATES FOR SHARES. Certificates representing shares of the Company, if issued, shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, may be impressed with the corporate seal, if any, or a facsimile thereof, and shall be signed by the Corporate officers in accordance with these Bylaws; provided that such signatures may be facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar other than the Company itself or its employee. Each certificate shall state the name of the Company, the fact that the Company is a Wyoming corporation, the name of the person to whom issued, the date of issue, the class (or series of any class), and the number of shares represented thereby, including the class of shares and the designation of series, if applicable. A statement of the designations, preferences, and rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the Company shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Act.

The Company may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board and the Act.

7.3. CANCELLATION OF CERTIFICATES. All certificates surrendered to the Company for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

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7.4. LOST, STOLEN OR DESTROYED CERTIFICATES. Any shareholder claiming that his or her certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the Company, accompanied by a written request for a new certificate. Thereupon, such shareholder shall give a satisfactory bond of indemnity to the Company not exceeding an amount double the value of the shares as represented by such certificate (but only if such bond is expressly required by the President of the Company) and a new certificate may be issued representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

7.5. TRANSFER OF SHARES. Subject to the terms of any shareholder agreement relating to the transfer of shares, any restrictions provided by applicable law, or other transfer restrictions contained in the Articles of Incorporation or these Bylaws, shares of the Company shall be transferable on the books of the Company by the holder thereof in person or by his or her duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares (if such shares are evidenced by a certificate). Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the Company, a transfer of shares can be made only on the books of the Company and in the manner hereinabove provided, and the Company shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Wyoming.

ARTICLE 8

VOTING UPON SHARES OF OTHER COMPANIES

Unless otherwise ordered by the Board, the President shall have full power and authority on behalf of the Company to vote either in person or by proxy at any meeting of shareholders, and at any such meeting may possess and exercise all of the rights and powers incident to the ownership of such shares which, as the owner thereof, this Company might have possessed and exercised if present. The Board may confer like powers upon any other person and may revoke any such powers as granted at its pleasure.

ARTICLE 9

INDEMNIFICATION

9.1. INDEMNIFICATION IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE COMPANY. Subject to Section 9.3 and Section 9.10 , the Company shall, to the fullest extent permitted by the Act and applicable Wyoming law as in effect at any time (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify, hold harmless and defend any person who: (i) was or is a director or officer of the Company or was or is a director or officer of a direct or indirect wholly owned subsidiary of the Company, and (ii) was or is a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person was or is a director or officer of the Company or any direct or indirect wholly owned subsidiary of the Company, or was or is serving at the request of the Company as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

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9.2. INDEMNIFICATION IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. Subject to Section 9.3 and Section 9.10, the Company shall indemnify, hold harmless and defend any person who: (i) was or is a director or officer of the Company or was or is a director or officer of a direct or indirect wholly owned subsidiary of the Company, and (ii) was or is a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person was or is a director or officer of the Company or any direct or indirect wholly owned subsidiary of the Company, or was or is serving at the request of the Company as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and whether the basis of such action, suit or proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Courts in the State of Wyoming or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court in the State of Wyoming or such other court shall deem proper.

9.3. AUTHORIZATION OF INDEMNIFICATION. Any indemnification or defense under this Section 9 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination,: (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by Independent Counsel (as hereinafter defined), selected by the Board, to the extent permitted by law, in a written opinion, or (iv) by the shareholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 9.1 or Section 9.2 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

9.4. GOOD FAITH DEFINED. For purposes of any determination under Section 9.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Company or another enterprise, or on information supplied to such person by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section 9.4 shall mean any other corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which such person was or is serving at the request of the Company as a director, officer, employee, partner, member or agent. The provisions of this Section 9.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 9.1 or Section 9.2, as the case may be.

9.5. EXPENSES PAYABLE IN ADVANCE. Expenses, including attorney’s fees, incurred by a current or former director or officer in defending any action, suit or proceeding described in Section 9.1 or Section 9.2 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Section 9.

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9.6. NON-EXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification, defense and advancement of expenses provided by or granted pursuant to this Section 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles, any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Section 9.1 or Section 9.2 shall be made to the fullest extent permitted by applicable law. The provisions of this Section 9 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 9.1 or Section 9.2 but whom the Company has the power or obligation to indemnify under the provisions of the Act or otherwise.

9.7. CERTAIN REMEDIES. If a claim under Section 9.1 or 9.2 is not paid in full by the Corporation within thirty (30) days after a determination as to whether a claimant is entitled to indemnification pursuant to Section 9.3, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the reasonable expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, Independent Counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act nor an actual determination by the Corporation (including the Board, Independent Counsel or shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

9.8. BINDING EFFECT. If a determination shall have been made pursuant to Section 9.3 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 9.7.

9.9. VALIDITY OF THIS ARTICLE. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 9.3 that the procedures and presumptions of this Article 9 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article 9.

9.10. INSURANCE. The Company may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the Company, or a direct or indirect wholly owned subsidiary of the Company, or was or is serving at the request of the Company, as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power or the obligation to indemnify, hold harmless or defend such person against such liability under the provisions of this Section 9.

9.11. CERTAIN DEFINITIONS. For purposes of this Section 9, references to “the Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who was or is a director, officer, employee or agent of such constituent corporation, or was or is serving at the request of such constituent corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Section 9 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Section 9, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 9. For purposes of this Section 9, “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any such person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article 9.

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9.12. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification, defense and advancement of expenses provided by, or granted pursuant to, this Section 9 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

9.13. LIMITATION ON INDEMNIFICATION. Notwithstanding anything contained in this Section 9 to the contrary, except for proceedings to enforce rights to indemnification and defense under this Section 9 (which shall be governed by Section 9.14(b)), the Company shall not be obligated under this Section 9 to indemnify, hold harmless or defend any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board.

9.14. CONTRACT RIGHTS.

(a) The obligations of the Company under this Section 9 to indemnify, hold harmless and defend a person who was or is a director or officer of the Company or was or is a director or officer of a direct or indirect wholly-owned subsidiary of the Company, including the duty to advance expenses, shall be considered a contract between the Company and such person, and no modification or repeal of any provision of this Section 9 shall affect, to the detriment of such person, such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

(b) If a claim under Section 9.1, Section 9.2 or Section 9.5 is not paid in full by the Company within 90 days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 45 days, the person making such claim may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. To the fullest extent permitted by applicable law, if successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by such person to enforce a right to indemnification hereunder (but not in a suit brought by such person to enforce a right to an advancement of expenses) it shall be a defense, and (ii) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that such person has not met any applicable standard for indemnification set forth in the Act. Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its Shareholders) to have made a determination prior to the commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its shareholders) that such person has not met such applicable standard of conduct, shall create a presumption that such person has not met the applicable standard of conduct or, in the case of such a suit brought by such person, be a defense to such suit.

9.15. INDEMNIFICATION AGREEMENTS. Without limiting the generality of the foregoing, the Company shall have the express authority to enter into such agreements as the Board deems appropriate for the indemnification of present or future directors and officers of the Company in connection with their service to, or status with, the Company or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Company.

9.16. INDEMNIFICATION OF OTHER PERSONS. The Corporation may grant rights to indemnification, and rights to the advancement by the Corporation of expenses incurred in defending any proceeding in advance of its final disposition, to any present or former employee or agent of the Corporation or any predecessor of the Corporation to the fullest extent of the provisions of this Article 9 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

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ARTICLE 10

FISCAL YEAR

The fiscal year of the Company shall be such twelve-month period as determined by the Board.

ARTICLE 11

DIVIDENDS

The Board may from time to time, declare, and the Company may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and these Articles of Incorporation.

ARTICLE 12

WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the law under which this Company is organized, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE 13

CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION

These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

ARTICLE 14

AMENDMENTS

To the extent permitted by the Act, these Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by a majority vote of the Board.

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